UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa		50201
(Address of principal executive offices)		(Zip Code)

515-232-1010
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)    Rick Brehm ceased to serve as Lincolnway Energy's president and chief executive officer effective as of November 9, 2012.

(c)    Kim Supercynski was appointed to serve as Lincolnway Energy's interim president and chief executive officer effective as of November 9, 2012 and until a new president and chief executive officer is identified and retained by Lincolnway Energy.

Kim Supercynski joined Lincolnway Energy on October 29, 2005, and has served as the chief financial officer of Lincolnway Energy since that date. She served as the corporate controller for Garst Seed Company, located in Slater, Iowa, from approximately February 1996 to October 2005. Her responsibilities in that capacity included overseeing the accounting department. Garst Seed Company is an affiliate of Syngenta, Inc., which is a large international company that sells, markets and produces agricultural seed. Prior to working at Garst Seed Company, Kim was a controller for a third party administrator for employee benefit plans. She also has six years of experience working in public accounting. Kim is a certified public accountant and a certified treasury professional. Kim is 50.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: November 13, 2012	By:	/s/ Jeff Taylor
Jeff Taylor, Chairman